Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 16, 2011, relating to the financial statements and financial statement schedule of Woodward, Inc., and the effectiveness of Woodward, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Woodward Inc. for the year ended September 30, 2011.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

January 30, 2012